Exhibit 99.2

resTORbio Appoints Lloyd Klickstein, M.D., Ph.D., as Chief Scientific Officer

BOSTON, Massachusetts, May 14, 2019 – resTORbio, Inc. (Nasdaq: TORC), a clinical-stage biopharmaceutical company developing innovative medicines that target the biology of aging to prevent or treat aging-related diseases, today announced the appointment of Lloyd Klickstein, M.D., Ph.D., as Chief Scientific Officer.

“We are honored to have Lloyd join the executive team at resTORbio,” said Chen Schor, Co-Founder, President and CEO of resTORbio. “Lloyd is an exceptional physician scientist with vast experience in drug discovery and clinical development across a range of aging-related indications. We look forward to Lloyd’s leadership as we evaluate RTB101 in additional diseases of aging, broaden our pipeline to study other TORC1 inhibitors, and bring forward additional clinical candidates that target other aging pathways.”

Dr. Klickstein brings to resTORbio a strong background in drug discovery and development for new clinical indications with high unmet medical need. Prior to joining resTORbio, Dr. Klickstein was the Global Head of Translational Medicine for the New Indication Discovery Unit and the Exploratory Disease Area at Novartis Institutes for Biomedical Research, where he led teams that brought forward multiple innovative programs in a wide array of therapeutic areas including the research and development of small molecules for nonalcoholic steatohepatitis, gene therapy for hearing loss, gene editing for sickle cell anemia, and TORC1 inhibitors for diseases of aging. Before Novartis, Dr. Klickstein was an academic physician-scientist at Brigham and Women’s Hospital (BWH), where he directed a basic research laboratory funded by the National Institutes of Health and maintained an active clinical practice in the Arthritis Center. Dr. Klickstein received a B.S. from Tufts University and an M.D. and Ph.D. from Harvard University. He completed post-graduate clinical training in Internal Medicine, Rheumatology & Immunology at BWH and a post-doctoral research fellowship at the Center for Blood Research in Boston, MA.

“I am eager to join resTORbio at such an exciting time for the Company and the broader field of aging,” said Dr. Klickstein. “To date, substantial preclinical evidence has identified biological mechanisms that regulate the aging process, including the TORC1 pathway, and these data support the potential benefit of TORC1 inhibition for improving the function of aging organ systems. I look forward to working with the team to further harness the biology of aging to create new clinical candidates, as well as to advance the ongoing clinical programs for RTB101 in improving immune and neurologic function.”

About resTORbio

resTORbio, Inc. is a clinical-stage biopharmaceutical company developing innovative medicines that target the biology of aging to prevent or treat aging-related diseases. resTORbio’s lead program selectively inhibits TORC1, an evolutionarily conserved pathway that contributes to the decline in function of multiple organ systems, including the immune, cardiovascular and central nervous systems. Learn more about resTORbio, Inc. at www.resTORbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding  our growth as a company and the anticipated contribution of our executives to our operations and progress, our proposed timing and trial design for our PROTECTOR Phase 3 clinical program of RTB101, including timing and anticipated results of this clinical trial, our future plans to develop RTB101 alone or in combination with rapalogs, such as everolimus or sirolimus, including the therapeutic potential and clinical benefits thereof and the potential patient populations that may be addressed by our product candidates, our ongoing and future clinical trials for RTB101, including the timing of the initiation and anticipated results of these trials, the continued expansion of our pipeline into Parkinson’s disease and UTIs, the intended regulatory path for our product candidates and interactions with regulatory authorities, our ability to replicate results achieved in our clinical trials in any future trials, and our cash position and expected cash runway, and our ability to fund operations through 2020 constitute

Exhibit 99.2

forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.

Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our PROTECTOR Phase 3 program; our planned Phase 3 clinical trials in RTIs and/or development of RTB101, either alone or in combination with a rapalog, such as everolimus or sirolimus; our ability to successfully demonstrate the efficacy and safety of our lead product candidate; the clinical results for our lead product candidate which may not support further development of additional indications; uncertainties related to the results of our clinical trials predictive of future results in connection with future trials, including our Phase 3 clinical trials; the timing and outcome of our planned interactions with regulatory authorities; and obtaining, maintaining and protecting our intellectual property; as well as those risks more fully discussed in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by resTORbio, Inc. with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing its views as of any subsequent date. resTORbio explicitly disclaims any obligation to update any forward-looking statements.

Investor Contact

Michael Schaffzin

Stern Investor Relations, Inc.

212-362-1200

michael.schaffzin@sternir.com

Media Contact

Amir Khan

Biosector 2

212-462-8767

Amir.Khan@Syneoshealth.com